UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016
BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 26, 2016, the Board of Directors of BorgWarner Inc. (the "Company") amended the Company's Amended and Restated By-Laws (the “By-Laws”) to modify the current proxy access by-law. The amendments were undertaken in response to the Company's engagement with its stockholders in connection with the Company's 2016 annual meeting held on April 27, 2016 and to reflect the Company’s understanding of the evolving stockholder viewpoints on proxy access in 2016.

The Company's proxy access by-law was amended to:

•	Reduce the qualifying ownership threshold from 5% to 3% of the Company’s outstanding common stock;

•	Provide that a minimum of two stockholder-nominated candidates will be eligible for inclusion in the Company’s proxy materials; and

•	Increase the number of stockholders who may aggregate their shares to meet the 3% ownership threshold from 10 to 25.

The foregoing description of the By-Laws is a summary only and is qualified in its entirety by reference to the By-Laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

On July 26, 2016, the Company's board of directors declared a quarterly cash dividend of $0.13 per share of common stock. The dividend is payable on September 15, 2016 to stockholders of record on September 1, 2016.
The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits. The following exhibits are being filed as part of this Report.

Exhibit Number            Description

3.2    Amended and Restated By-Laws of BorgWarner Inc., effective July 26, 2016

99.1    Press release dated July 26, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: July 27, 2016	By:	/s/ John J. Gasparovic
	Name:	John J. Gasparovic
	Its:	Secretary

EXHIBIT INDEX

Exhibit Number            Description

3.2    Amended and Restated By-Laws of BorgWarner Inc., effective July 26, 2016

99.1    Press release dated July 26, 2016